Exhibit 99-B.8.89
ING Life Insurance and Annuity Company
ING Insurance Company of America
151 Farmington Avenue
Hartford, CT 06156-3124

Attention: Lisa S. Gilarde

Re: Third Amendment to Master Shareholder Services Agreement
for the Franklin Templeton Funds

Effective May 1, 2004, this Amendment is made to the Master Shareholder Services Agreement dated August 28, 2000, as amended November 13, 2000 and February 1, 2002 ("Agreement"), between ING Life Insurance and Annuity Company (formerly Aetna Life Insurance and Annuity Company) ("ILIAC," also referred to as "you"), Franklin Templeton Distributors, Inc. ("Distributors") and Franklin Templeton Investor Services, LLC ("Transfer Agent," together, Distributors and Transfer Agent shall be referred to as "we" or "us").

1.	All references in the Agreement (including any Exhibits thereto) to Aetna Life Insurance and Annuity Company ("ALIAC") are deleted and replaced with ING Life Insurance and Annuity Company ("ILIAC").
2.	ING Insurance Company of America ("IICA") is added as a party to the Agreement.
3.	Unless otherwise amended, all references in the Agreement (including any Exhibits thereto) to the word "you" shall now be defined as ILIAC and IICA, as appropriate.
4.	Paragraph 17 of the Agreement is deleted and replaced with the following:

If to you, to:	ING Life Insurance and Annuity Company; ING Insurance Company of America 151 Farmington Avenue Hartford, CT 06156-3124 Attention: Lisa S. Gilarde

If to us, to:	Franklin Templeton Distributors, Inc. One Franklin Parkway San Mateo, California 94403 Attention: Peter D. Jones, President

and:	Franklin Templeton Investor Services, LLC 3344 Quality Drive Rancho Cordova, CA 95670 Attention: Basil K. Fox, Jr., President

with a copy to:	Franklin Templeton Investments Retirement Division One Franklin Parkway San Mateo, CA 94404 Attention: Scott M. Lee, Senior Vice President
Please acknowledge your agreement to the foregoing amendment by signing where indicated below.

Franklin Templeton Distributors, Inc.
By:	/s/ Scott M. Lee
Scott M. Lee, President

Franklin Templeton Investor Services, LLC
By:	/s/ Basil K. Fox, Jr.
Basil K. Fox, Jr., President

Accepted and agreed to:
ING Life Insurance and Annuity Company
By:	/s/ Laurie M. Tillinghast
Name:	Laurie M. Tillinghast
Title:	Vice President

Accepted and agreed to:
ING Insurance of America
By:	/s/ Laurie M. Tillinghast
Name:	Laurie M. Tillinghast
Title:	Vice President